Exhibit 99.1

CANTEL MEDICAL CORP.

150 Clove Road

Little Falls, New Jersey 07424

FOR IMMEDIATE RELEASE

Contact:	Andrew A. Krakauer	Richard E. Moyer
	President and CEO	Cameron Associates, Inc.
	Cantel Medical Corp.	richard@cameronassoc.com
	Phone: (973) 890-7220	Phone: (212) 554-5466

CANTEL MEDICAL REPORTS A 109% INCREASE IN NET INCOME - EPS OF $0.25 vs. $0.12 FOR QUARTER ENDED APRIL 30, 2009

LITTLE FALLS, New Jersey (June 4, 2009) ... CANTEL MEDICAL CORP. (NYSE:CMN) reported a 109% increase in net income to $4,183,000, or $0.25 per diluted share, on a 3.5% increase in sales to a record $66,431,000 for the third quarter ended April 30, 2009. This compares with net income of $2,001,000, or $0.12 per diluted share (including costs of $0.03 related to the resignation of our former President), on sales of $64,178,000 for the third quarter ended April 30, 2008. For the nine months ended April 30, 2009, the Company reported an 85% increase in net income to $11,290,000, or $0.69 per diluted share (inclusive of $0.02 of expenses related to the relocation of its Dutch manufacturing operations to the United States), on a 4.4% increase in sales to $193,257,000. This compares with net income of $6,097,000, or $0.37 per diluted share (including costs of $0.03 related to the resignation of our former President), on sales of $185,093,000 for the nine months ended April 30, 2008.

Andrew Krakauer, Cantel’s President and CEO stated, “We are very pleased to have delivered another quarter of substantial earnings growth and our strongest quarterly performance of the past few years despite the worldwide economic slowdown. Cantel demonstrated sales growth in all reporting segments except for an expected decline in lower margin dialysate concentrate shipments in our Dialysis segment.”

Krakauer added, “While all our businesses performed well, operating income in our Endoscope Reprocessing, Dialysis, and Water Purification and Filtration units was substantially ahead of last year, aided by strong sales of consumables, including disinfectants, sterilants and an increase in service revenue. Additionally, the positive performance was helped by our active cost reduction and margin improvement programs, the effectiveness of price increases and reduced interest expenses.”

Krakauer continued, “Although our businesses are not immune to the economic downturn, we remain focused on our strategies to grow and improve performance. In this economy, our competitive advantage is our leadership positions in several infection prevention and control markets, a quality reputation and strong brands. Further, we have proactively developed our business to where approximately 75% of our sales come from disposables and service, which are supported by a large installed base of equipment.”

The Company further reported that its balance sheet at April 30, 2009 included current assets of $86,844,000, including cash of $22,328,000, a current ratio of 2.4:1, debt of $49,300,000, stockholders’ equity of $177,862,000 and a ratio of funded debt to equity of .28:1. Krakauer stated, “The Company has a strong balance sheet and continues to generate significant cash. Our cash provided by operating activities for the quarter was $8,085,000. We have reduced our net debt position from the second quarter by 21% to $27 million.”

Cantel Medical Corp. is a leading provider of infection prevention and control products in the healthcare market. Our products include specialized medical device reprocessing systems for renal dialysis and endoscopy, dialysate concentrates and other dialysis supplies, disposable infection control products primarily for the dental industry, water purification equipment, sterilants, disinfectants and cleaners, hollow fiber membrane filtration and separation products for medical and non-medical applications, and specialty packaging for infectious and biological specimens. We also provide technical maintenance for our products and offer compliance training services for the transport of infectious and biological specimens.

The Company will hold a conference call to discuss the results for the third quarter ended April 30, 2009 on Thursday, June 4, 2009 at 11:00 AM Eastern time. To participate in the conference call, dial 1-877-407-8035 approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, June 4, 2009 at 2:00 PM through midnight on June 11, by dialing 1-877-660-6853 and using passcode #286 and conference ID #324315.

The call will be simultaneously broadcast live over the Internet on vcall.com at

http://www.investorcalendar.com/IC/CEPage.asp?ID=145679. A replay of the webcast will be available on Vcall for 30 days.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

2

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2009	2008	2009	2008

Net sales	$66,431	$64,178	$193,257	$185,093

Cost of sales	40,908	41,897	120,500	120,120

Gross profit	25,523	22,281	72,757	64,973

Expenses:
Selling	7,984	7,190	22,326	20,815
General and administrative	9,106	9,923	27,167	27,847
Research and development	1,261	928	3,309	2,879
Total operating expenses	18,351	18,041	52,802	51,541

Income before interest and income taxes	7,172	4,240	19,955	13,432

Interest expense	588	1,185	2,013	3,662
Interest income	(24)	(97)	(132)	(394)

Income before income taxes	6,608	3,152	18,074	10,164

Income taxes	2,425	1,151	6,784	4,067

Net income	$4,183	$2,001	$11,290	$6,097

Earnings per common share - diluted	$0.25	$0.12	$0.69	$0.37

Weighted average shares - diluted	16,544	16,349	16,434	16,355

CANTEL MEDICAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30,	July 31,
	2009	2008
Assets
Current assets	$86,844	$84,561
Property and equipment, net	35,685	37,920
Intangible assets	36,824	41,254
Goodwill	112,187	113,958
Other assets	1,062	1,497
	$272,602	$279,190

Liabilities and stockholders’ equity
Current portion of long-term debt	$9,500	$8,000
Other current liabilities	26,821	30,922
Long-term debt	39,800	50,300
Other long-term liabilities	18,619	21,256
Stockholders’ equity	177,862	168,712
	$272,602	$279,190

SUPPLEMENTARY INFORMATION

Reconciliation of Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation Expense (“EBITDAS”)

The reconciliation of EBITDAS with net income for the three and nine months ended April 30, 2009 and 2008, respectively, is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2009	2008	2009	2008

Net income	$4,183	$2,001	$11,290	$6,097

Income taxes	2,425	1,151	6,784	4,067
Interest expense	588	1,185	2,013	3,662
Interest income	(24)	(97)	(132)	(394)
Depreciation	1,562	1,515	4,637	4,490
Amortization	1,264	1,438	3,870	4,297
Loss on disposal of fixed assets	—	31	22	80

EBITDA	9,998	7,224	28,484	22,299

Stock-based compensation expense	784	489	1,829	1,483

EBITDAS	$10,782	$7,713	$30,313	$23,782

EBITDAS is a measure of the Company’s performance that is not required by, or presented in accordance with, Generally Accepted Accounting Principles (“GAAP”). EBITDAS is a non-GAAP financial measure defined by the Company as income before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment, has on the Company’s net income. In particular, acquisitions have historically resulted in significant increases in amortization of intangible assets that reduced the Company’s net income. Additionally, the Company regards EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and complements operating income, net income and other GAAP financial performance measures. Generally, a non-GAAP financial measure is a numerical measure of a Company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.